Exhibit 99.1

MCEWEN MINING: Exploration Update for Fox Complex & Gold Bar

TORONTO, April 25, 2022 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to provide an update on its 2022 exploration program at the Fox Complex properties near Timmins, Canada, and at the Gold Bar properties in Nevada. The programs are focused on expanding known mineral resources. At the Fox Complex, the objective is to shorten the payback period outlined in the Fox Complex PEA (Preliminary Economic Assessment). At Gold Bar, drilling is following up on mineralized trends in and around the Pick Pit, and on exploration opportunities around the nearby Atlas property that was acquired in 2020.

Fox Complex - Stock

Our Stock Property covers 4-miles (7 km) of one of Canada’s best mining addresses, the Destor-Porcupine Fault Zone, which is home to a number of world class Archean gold deposits. Our 2019 discovery of the Stock West deposit and our recent exploration success in the area adjacent to the former Stock Mine have opened the potential to source relatively, near term production from a shallow depth and very close to our existing mill. The Stock property currently hosts a mineral resource estimate of 239,000 gold ounces in the Indicated category and 113,000 ounces of Inferred category, in addition to the 137,000 ounces of past production. These resources are largely within 1,650 feet (500 m) of surface. Stock is an Archean gold system, and the hallmark of world-class Archean gold systems is persistent vertical continuity measured in kilometres, allowing the very best of such deposits to remain in production for decades.

Based on previous high-grade drill intercepts, we have several deeper targets (see circled letter “A” in Figure 1). Mineralization measured by ounces per vertical metre is not a constant in Archean deposits, commonly varying by multiples as grade or volume of mineralization increase and decrease over lateral and vertical extents.

Stock Targets

Figure 1 below highlights our four priority target areas that are proximal to our operating Stock Mill. These targets have excellent potential to grow our mineral resources and impact positively the future development of the property.

Stock West and Stock East resource areas have not been fully tested. The “A” target area represented by hole S21-202 (4.29 g/t gold over 21 m) appears to be on trend with both the shallow east-plunge of mineralization coming from Stock West and steeper west-plunging mineralization observed in the Stock Mine mineralization. The Heat Map contouring shown 820 feet (250 m) below hole S21-202 remains an isolated but highly attractive target anchored by hole S19-95 (27.20 g/t gold over 7 m).

The “B” target area is located immediately below the base of the Stock West resource represented by hole S21-178A that includes 9.36 g/t gold over 3 m and 2.48 g/t over 15 m (core lengths) respectively. A further 500 feet (150 m) west, hole S21-203 intercepted 2.61 g/t gold over 6 m and 6.69 g/t gold over 2.9 m (core lengths). Precise structural controls on the Stock West deposit are yet to be determined.

The Target “C” area is at Stock East, where limited drilling has been conducted beneath a porphyry sill, the current base of mineralization. Drilling will test to determine if the gold mineralization continues at depth, as our geologists see possible.

The Target “D” area has shallow exploration targets that represent an opportunity to develop mineral resources proximal to potential Stock West development. Some 45 holes have been completed on this area since December 2021. These holes have been successfully expanding the known lateral extent of the green carbonate (CGR) unit located in the footwall to the former Stock Mine and which is also host to the Stock West deposit. Hole SM21-029 intersected 7.98 g/t gold over an estimated true width of 6.2 m within 100 metres from surface. Drilling is also returning encouraging results within the bleached mafic volcanic (BMV) unit that is host to Stock Mine mineralization.

Table 1 and Figure 2 below, summarize key results from shallow drilling in Target “D” area.

Figure 1 – Heat Map of Longitudinal Section of the Stock Property

Figure 2 - Longitudinal Section Showing Location of Table 1 Intercepts

Table 1 - Selected Drill Intercepts from the Shallow Target Program

Hole-ID	From (m)	To (m)	Length (m)	Estimated True Width (m)	Au (g/t)	Domain
SM21-005A	377.0	380.8	3.8	3.3	2.64	BMV
	439.8	442.2	2.3	2.0	2.69	HW CGR
SM21-010	306.0	307.0	1.0	0.8	14.30	HW CGR
	392.0	397.0	5.0	3.9	2.42	BMV
	580.0	584.7	4.7	3.8	3.20	FW CGR
SM21-011	341.0	342.1	1.1	0.8	3.14	HW BMV
SM21-012	368.0	370.0	2.0	1.2	3.11	BMV
SM21-015	124.9	126.0	1.1	0.9	6.66	MINE BMV
	197.0	199.0	2.0	1.6	5.40	MINE BMV
SM21-023A	459.0	464.0	5.0	4.5	7.18	N2 Shoot
Including	461.1	462.0	0.9	0.8	23.98
SM21-026	147.0	150.0	3.0	0.9	1.22	FW CGR
SM21-027	119.0	128.0	9.0	5.6	4.69	FW CGR
Including	123.0	124.0	1.0	0.6	21.40
SM21-028	276.0	283.0	7.0	4.4	1.12	FW CGR
SM21-029	93.6	101.5	7.9	6.2	7.98	FW CGR
Including	94.1	95.0	0.9	0.7	35.20
SM21-030	168.0	182.1	14.1	5.9	2.51	BMV
Including	173.0	174.0	1.1	0.4	13.24
	353.0	357.0	4.0	2.0	1.26	FW CGR
SM21-031	246.6	254.0	7.4	5.3	1.23	FW CGR
SM21-035A	285.9	289.3	3.4	2.3	2.31	FW CGR
SM22-037	157.6	158.3	0.8	ND	56.30
SM22-039	99.0	108.0	9.0	6.8	4.23	FW CGR
Including	100.0	101.0	1.0	0.8	11.84
SM22-040A	153.9	162.0	8.1	ND	4.08
	230.0	231.0	1.0	0.7	20.36	FW CGR
SM22-041	119.7	121.2	1.5	1.1	19.45	FW CGR
SM22-045	294.3	298.1	3.8	ND	3.93
SM22-046	62.0	62.4	0.4	0.3	14.54	MINE BMV
SM22-047	126.9	128.0	1.1	0.7	9.04	FW CGR
SM22-048A	219.0	220.0	1.0	0.7	53.00	BMV
	279.9	285.6	5.7	ND	7.75
SM22-052	371.4	376.8	5.4	3.5	1.32	FW CGR

For a complete list of drilling results at Stock since December 20, 2021, click here:

https://mcewenmining.com/files/doc_news/archive/2022/20220400/Dec2021-April2022_holes.xlsx

Opportunity to Stock’s Western Boundary

The 2-mile (3-km) strike length between the Stock Mine and the west property boundary appears to be a prospective trend. Holes S37 and S39, both drilled in 1964, host intercepts of 1.50 g/t gold over 7.3 m and 16.46 g/t gold over 1.5 m respectively that occur 1-mile (1.5 km) west of the Stock West deposit. This area warrants further work and will be tested this year.

Fox Complex - Grey Fox

Grey Fox hosts the largest and highest-grade mineral resources within the Fox Complex. Exploration prospectivity remains very good, with improved understanding of the deposit. The presence of the Gibson-Kelore and A1 fault zones created the conditions for the formation of the Black Fox, Froome and Grey Fox deposits. Continued exploration along these faults will remain a priority. Figure 3 shows a simplified geological plan view of the Grey Fox area.

Figure 3 – Geology of the Grey Fox Deposit Area

Exploration targets at Grey Fox planned for 2022 follows up on two exciting intersections drilled last year.

Hole 21GF-1350 returned 7.29 g/t gold over 15.35 m (from 267 m), 100 m west of Whiskey Jack. Determining the potential extension or repetition of the Whiskey Jack mineralization into the sediments or northwest along the A-1 fault zone is a priority. Other examples of some sediment-hosted deposits in the Timmins area include the Pamour and Dome Mines. For those deposits the gold is preferentially found in the more clastic-rich sediments, while the more recent discoveries of gold are found in more greywacke-rich sediments found at Grey Fox and Froome.

Hole 21GF-1333 returned 4.75 g/t gold over 25.20 m (from 378.4 m) proximal to the Goldpost Ramp (shown above in the upper left half of Figure 3). Limited drilling in 2021 also demonstrated the potential for mineralization to be hosted with sedimentary rocks at Gibson North.

Exploration @ Gold Bar

The goal of exploration at the Gold Bar property near Eureka, Nevada is the same as at the Fox Complex, which is to replace what has been mined and expand the gold resource base. There are two areas on the property where we see this opportunity, at the Pick Pit and at the Atlas Pit. At the Pick Pit, a strong northeast structural control of mineralization has been observed. As a result, several areas of open mineralization have been identified extending beyond the current pit margins (see the target extension areas marked by ovals on Figure 4). Evaluation of these targets is in progress starting with the SW Pick Extension. Core drilling conducted at the SW Pick Extension has yielded multiple significant intercepts including GBS002, which returned 1.93 g/t gold over 38.6 m (126.5 feet) from drill depths of 51.2 m (168 feet)(see Figure 5). Cyanide solubility assays averaged attractive 80.1% recovery, suggesting mineralization could be heap leachable. Assay results are listed in Table 2.

Figure 4 – Plan View of Drill Targets at the Pick Pit

Figure 5 – Plan View of SW Pick Extension Core Drilling Results and In-Pit Blast-hole Data

Grade (g/t)
5
1
0.5
0.2
0.15
GBSW003
0.705 g/t Au, 23.2 ft, r=64.8%
GBSW002
1.926 g/t Au, 126.5 ft, r=80.1%
GBSW005
0.541 g/t Au, 15 ft, r=80.2%
1.347 g/t Au, 23.5 ft, r=54%
1.219 g/t Au, 30 ft, r=85.5%
GBSW006
0.932 g/t Au, 64 ft, r=65.5%
Incl. 2.405 g/t Au, 15.5 ft, r=87.3%
0.542 g/t Au, 72.5 ft, r=74.8%
GBSW001
0.319 g/t Au, 45 ft, r=54.3%
0.491 g/t Au, 19.2 ft, r=54.5%
0.718 g/t Au, 12.5 ft, r=68.9%
Fault Zone
Plan Level 8300
Plunge +61
Azimuth 001
200
300
Plan section +8290.00

Table 2 –Selected Drill Intercepts from the SW Pick

Hole-ID	From (m)	To (m)	Core Length (m)	Au (g/t)	CN Ratio
GBSW001	14.5	28.2	13.7	0.32	54.3
	43.9	49.7	5.8	0.49	54.5
	72.1	75.9	3.8	0.72	68.9
GBSW002	51.2	89.8	38.6	1.93	80.1
GBSW003	46.9	48.8	1.9	0.58	74.7
	82.5	89.6	7.1	0.71	64.8
GBSW005	6.1	10.1	4.0	0.31	92.9
	31.4	36.0	4.6	0.54	80.2
	43.4	50.6	7.2	1.35	54.1
	50.6	59.7	9.1	1.22	85.5
GBSW006	27.1	46.6	19.5	0.93	65.5
Including	37.3	42.1	4.8	2.41	87.3
	51.4	73.5	22.1	0.54	74.8

At the Atlas Pit, located three miles west of the Gold Bar mine, our team is evaluating the areas around this historic open pit mine. It operated between 1988 and 1994 and the cut-off grade used was 2 g/t. During an initial reverse circulation drill program completed in 2021, hole OGB010 encountered 3.10 g/t gold over 27.4 m (90 feet) in an area where historic drilling suggested limited mineralization existed. The intercept at Atlas East suggests good potential for additional oxide mineralization down-dip to the east below the pit bottom (see Figure 6 and 7 below).

Figure 6 - Plan View of Atlas Pit Showing Historic Gold in Blast Holes and Target Areas

Two other target areas have been identified for additional drilling, including the South Pit margin to identify the Gold Bar fault extension, and the Footwall fault zone to identify outcropping mineralization indicated in legacy drilling. Systematic rock chip sampling supports the potential of the Footwall fault zone, whose possible southern extension has also not been adequately drill-tested. Rock chip samples analyzed for cyanide solubility at the Gold Bar laboratory indicate the presence of anomalous mineralization.

Figure 7 –Cross-section through Atlas pit (looking west)

Grade (g/t Au)
5
1
0.5
0.2
0.15
OGB024
Footwall Fault
Gold Bar Fault
OGB010
3.102 g/t Au, 385-475 feet, r=75.1%
Cross section
Looking northwest
0
100
200
300

TECHNICAL INFORMATION

Technical information pertaining to the Fox Complex exploration contained in this news release has been prepared under the supervision of Sean Farrell, P.Geo., a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects." Technical information pertaining to the Gold Bar geology and exploration contained in this release has been prepared under the supervision of Kevin Kunkel, P. Geo., a Qualified Person as defined by Canadian Securities national Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

Fox Complex drilling (including the Stock Property) was supervised by McEwen’s Geology Department. All exploration drill core samples at the Stock Property were submitted as 1/2 core. Analyses reported herein were usually performed by the fire assay method by the independent laboratories:  Pangea Laboratorio (NMX-EC-17025-IMNC-2018, ISO /IEC 17025:2017), Activation Labs (ISO 9001/ISO 17025) and AGAT Labs (ISO 9001/IEC17025 certified). In Nevada, McEwen’s Exploration supervises drilling. All exploration RC samples are split and submitted to Paragon Geochemical (ISO/IEC 17025) in Reno, Nevada for fire assay and geochemical analysis. McEwen’s quality control program includes systematic insertion of blanks, standard reference material and duplicates to ensure laboratory accuracy.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to the calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, and Argentina. It also has a large exposure to copper through its McEwen Copper subsidiary, owner of the Los Azules copper deposit in Argentina.

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